CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 25, 2014, relating to the financial statements and financial highlights which appears in the July 31, 2014 Annual Report to Shareholders of the Nuveen Global Growth Fund, Nuveen International Growth Fund, Nuveen Santa Barbara Dividend Growth Fund, Nuveen Santa Barbara Global Dividend Growth Fund, Nuveen Santa Barbara International Dividend Growth Fund , Nuveen Tradewinds Emerging Markets Fund, Nuveen Tradewinds Global All-Cap Fund, Nuveen Tradewinds International Value Fund, Nuveen Tradewinds Japan Fund, and Nuveen Winslow Large-Cap Growth Fund (each a series of the Nuveen Investment Trust II) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Chicago, Illinois

November 25, 2014